UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 6, 2007 (June 29, 2007)

EnerNOC, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33471	87-0698303
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

75 Federal Street, Suite 300, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 224-9900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
 Compensatory Arrangements of Certain Officers.

(e)           Compensation of Named Executive Officers

Base Salary and Bonus.  At a meeting held on June 29, 2007 (the “Meeting”), the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of EnerNOC, Inc. (the “Company”) recommended to the Board, and the Board approved, increases to (i) the current annual base salaries, effective July 1, 2007, and (ii) the targets for 2007 bonuses applicable to the Company’s principal executive officer, principal financial officer and certain of the Company’s “named executive officers” (as used in Instruction 4 to Item 5.02 of Form 8-K) (collectively, the “Named Executives”), as set forth below:

Name and Position	Former Base Salary	New Base Salary	Former Bonus Percentage (% of Base Salary) or Bonus Amount	New Target Bonus Percentage (% of Base Salary) or Bonus Amount
Timothy G. Healy Chief Executive Officer	$290,000 (1)	$325,000	Maximum of $50,000 (1)	80%
David B. Brewster President and Chief Operating Officer	$230,000 (1)	$300,000	Maximum of $70,000 (1)	70%
Neal C. Isaacson Chief Financial Officer	$200,000	$250,000	At least 25%	50%
Gregg Dixon Senior Vice President	N/A (2)	N/A (2)	At least 25%	$200,000

(1)             Pursuant to the terms of Employment Agreements, each dated as of February 7, 2007, by and between each of Timothy G. Healy and David B. Brewster, on the one hand, and EnerNOC, Inc., on the other hand (collectively, the “Employment Agreements”), which were filed as Exhibit 10.2 and Exhibit 10.3, respectively, to the Company’s Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (“SEC”) on February 12, 2007.

(2)             No change was made to Mr. Dixon’s base salary.

Each Named Executive’s 2007 bonus, which will be payable in cash, stock or some combination thereof, will be determined based on a bonus plan to be finalized by the Compensation Committee at a future meeting.

Severance Payments; Acceleration of Stock Awards

At the Meeting, the Compensation Committee recommended to the Board, and the Board approved, amendments to the contractual severance and equity acceleration arrangements applicable to the Named Executives, as set forth below:

Name and Position	Former Severance Arrangement	New Severance Arrangement	Former Acceleration Arrangement with Respect to Outstanding Stock Awards	New Acceleration Arrangement with Respect to Outstanding Stock Awards
Timothy G. Healy Chief Executive Officer	12 months of base salary in effect on date of termination plus pro rata portion of bonus (1)(2)	20 months of base salary in effect on date of termination plus target bonus	N/A (3)	N/A (3)
David B. Brewster President and Chief Operating Officer	12 months of base salary in effect on date of termination plus pro rata portion of bonus (1)(2)	20 months of base salary in effect on date of termination plus target bonus	N/A (3)	N/A (3)
Neal C. Isaacson Chief Financial Officer	6 months of 50% of base salary in effect on date of termination plus pro rata portion of bonus (4)	12 months of base salary in effect on date of termination plus target bonus	6 months accelerated vesting upon Change of Control; additional 50% accelerated vesting upon termination in certain circumstances subsequent to Change of Control (4)	6 months accelerated vesting upon Change of Control; additional 100% accelerated vesting upon termination in certain circumstances subsequent to Change of Control
Gregg Dixon Senior Vice President	6 months of 50% of base salary in effect on date of termination plus pro rata portion of bonus (4)	12 months of base salary in effect on date of termination plus target bonus	6 months accelerated vesting upon Change of Control; additional 50% accelerated vesting upon termination in certain circumstances subsequent to Change of Control (4)	6 months accelerated vesting upon Change of Control; additional 100% accelerated vesting upon termination in certain circumstances subsequent to Change of Control

(1)             Pursuant to the terms of the Employment Agreements.

(2)             Pursuant to the terms of Stock Repurchase Agreements, each dated as of June 17, 2003 and last amended as of February 7, 2007, by and between each of Timothy G. Healy and David B. Brewster, on the one hand, and EnerNOC, Inc., on the other hand (collectively, the “Stock Repurchase Agreements”), which were filed as Exhibit 10.4 and Exhibit 10.5, respectively, to the Company’s Registration Statement on Form S-1, as filed with the SEC on February 12, 2007.

(3)             No change was made to either Mr. Healy’s or Mr. Brewster’s acceleration arrangement with respect to outstanding stock awards.

(4)             Pursuant to the terms of Severance Agreements, each dated as of February 7, 2007, by and between each of Neal C. Isaacson and Gregg Dixon, on the one hand, and EnerNOC, Inc., on the other hand (collectively, the “Severance Agreements”), a form of which was filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1, as filed with the SEC on February 12, 2007.

The Company intends to file the compensation arrangements discussed herein as exhibits to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2007.

Cash and Equity Award to Mr. Isaacson

At the Meeting, the Compensation Committee recommended to the Board, and the Board approved, the payment of a cash award to Mr. Isaacson in the amount of $40,000, as well as the issuance of 1,000 unrestricted shares of Common Stock, which were issued under the Company’s 2007 Employee, Director and Consultant Stock Plan, in recognition of his efforts in connection with the Company’s initial public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERNOC, INC.

Date: July 6, 2007	By:	/s/ Neal C. Isaacson
	Name:	Neal C. Isaacson
	Title:	Chief Financial Officer
(Principal Financial Officer)